UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 5, 2006

BRISTOL-MYERS SQUIBB COMPANY

SAVINGS AND INVESTMENT PROGRAM

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Independent Registered Public Accounting Firm.

As previously reported, on March 14, 2006, the Audit Committee of the Board of Directors of Bristol-Myers Squibb Company (the “Company”) appointed Deloitte & Touche LLP (“D&T”) as the independent registered public accounting firm (“auditors”) for the Bristol-Myers Squibb Company Savings and Investment Program (the “Plan”) for the 2005 and 2006 fiscal years and dismissed PricewaterhouseCoopers LLP (“PwC”) as the Plan’s auditors. On April 11, 2006, D&T resigned as the Plan’s auditors for the year ended December 31, 2005 due to potential independence concerns. D&T had not performed any audit procedures on the Plan’s financial statements prior to such date.

On May 5, 2006, the Bristol-Myers Squibb Company Savings Plan Committee reappointed PwC as the Plan’s auditors for the 2005 fiscal year. The Plan’s Form 11-K is expected to be filed in a timely manner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY
SAVINGS AND INVESTMENT PROGRAM

Dated: May 11, 2006	By:	/s/ Andrew R.J. Bonfield
	Name:	Andrew R.J. Bonfield
	Title:	Chief Financial Officer
Chairman, Bristol-Myers Squibb Company Savings Plan Committee